      As filed with the Securities and Exchange Commission on May 15, 2000
                                                      Registration No. 333-31522
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                         ALBANY MOLECULAR RESEARCH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                    14-1742717
      (State of Incorporation)                       (I.R.S. Employer
                                                      Identification No.)

                               21 CORPORATE CIRCLE
                             ALBANY, NEW YORK 12203
                                 (518) 464-0279
                    (Address of Principal Executive Offices)

                      ------------------------------------

                            THOMAS E. D'AMBRA, PH.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         ALBANY MOLECULAR RESEARCH, INC.
                               21 CORPORATE CIRCLE
                             ALBANY, NEW YORK 12203
                                 (518) 464-0279
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                      ------------------------------------

                                    Copy to:

                              STUART M. CABLE, P.C.
                              ANDREW F. VILES, ESQ.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 570-1000

================================================================================

         On March 14, 2000, the Registrant registered 660,531 shares of its common stock, par value $.01 per share, for resale by former stockholders of EnzyMed, Inc. (the "Selling Stockholders") pursuant to a Registration Statement on Form S-3 (File No. 333-31522) (the "Registration Statement"). As the Registrant's obligations to the Selling Stockholders have been fulfilled, the Registrant files this Post-Effective Amendment No. 1 to the Registration Statement to terminate the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, the State of New York, on this 15th day of May, 2000.


                                        ALBANY MOLECULAR RESEARCH, INC.

                                        By:  /s/ THOMAS E. D'AMBRA, PH.D.
                                           -------------------------------------
                                            Thomas E. D'Ambra, Ph.D.
                                            Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                                           TITLE                                    DATE
---------                                           -----                                    ----
  /s/ THOMAS E. D'AMBRA, PH.D.              Chairman of the Board and Chief             May 15, 2000
--------------------------------            Executive Officer (Principal
Thomas E. D'Ambra, Ph.D.                    Executive Officer)



                  *                         President, Chief Operating Officer,         May 15, 2000
--------------------------------            Secretary and Director
Donald E. Kuhla, Ph.D.



  /s/ DAVID P. WALDEK                       Chief Financial Officer and Treasurer       May 15, 2000
--------------------------------            (Principal Financial Officer and
David P. Waldek                             Principal Accounting Officer)



                  *                         Vice President, Laboratory                  May 15, 2000
--------------------------------            Operations and Director
Chester J. Opalka



                  *                         Director                                    May 15, 2000
--------------------------------
Anthony P. Tartaglia, M.D.



                  *                         Director                                    May 15, 2000
--------------------------------
Frank W. Haydu III



                                            Director
--------------------------------
Kevin O'Connor



*By:  /s/ THOMAS E. D'AMBRA, PH.D.
    ---------------------------------
        Thomas E. D'Ambra, Ph.D.
              Attorney-in-Fact
